UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2024

ALLIENT INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 Commerce Drive
Amherst, New York 14228
(Address of Principal Executive Offices, including zip code)

(716) 242-8634
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	ALNT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference. When the Notes (as defined below) were issued and sold by Allient Inc. (the “Company”) on March 21, 2024, in the transaction described in Item 2.03, the material provisions of the Private Shelf Agreement (as defined below) became enforceable against the Company.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 21, 2024, Allient Inc. (the “Company”) issued and sold to certain affiliates of PGIM, Inc. (“Prudential”) $50 million in aggregate principal amount of the Series A Senior Notes due March 21, 2031 (the “Notes”). The Notes were issued pursuant to the Private Shelf Agreement dated as of March 1, 2024 (the “Private Shelf Agreement”) among the Company, Prudential, and certain of its affiliates (the “Prudential Affiliates”) party thereto.

The Notes represent senior promissory notes of the Company and will bear interest at 5.96% and will mature on March 21, 2031. Interest on the Notes will be payable quarterly on the 21st day of March, June, September and December in each year, commencing on June 21, 2024. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

The obligations under the Private Shelf Agreement are secured by substantially all of the Company’s non-realty assets and are fully and unconditionally guaranteed by certain of the Company’s subsidiaries. The Notes may be prepaid at the option of the Company, in accordance with the terms of the Private Shelf Agreement, at 100% of the principal amount to be prepaid plus accrued interest plus the defined “Make-Whole Amount,” if any.

The Private Shelf Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) the material inaccuracy of representations or warranties made thereunder, (iii) non-compliance with covenants thereunder, (iv) non-payment of amounts due under, or the acceleration of, other material indebtedness of the Company or its subsidiaries, (v) bankruptcy or insolvency events and (vi) a change of control of the Company. Upon the occurrence of an event of default under the Private Shelf Agreement, the lenders may accelerate the maturity of the Company’s outstanding obligations thereunder.

The Company expects to use the proceeds from the Notes for general corporate purposes, including the repayment of existing indebtedness.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Private Shelf Agreement and the Notes, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits. The following exhibit is filed herewith:

10.1	Private Shelf Agreement dated as of March 1, 2024, among Allient Inc., PGIM, Inc. and the other parties thereto
10.2	Form of Note (included in Exhibit 10.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:March 25, 2024

ALLIENT INC.

By: /s/ Michael R. Leach

Michael R. Leach
Chief Financial Officer